_____________________________

IMMEDIATE RELEASE
Exhibit 99.01
Arrhythmia Research Technology, Inc. Appoints
Derek T. Welch as Chief Financial Officer
FITCHBURG, MA, January 12, 2015 – Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), operating through its wholly-owned subsidiary, Micron Products, Inc., a manufacturer of highly engineered, complex components, devices and equipment for OEM customers announced today the appointment of Mr. Derek T. Welch as the Company’s Chief Financial Officer effective January 1, 2015.
Mr. Welch has been serving as the Company's principal financial officer and principal accounting officer since September 2013. He joined the Company as Corporate Controller in January 2013 and was appointed Secretary of the Company in March 2013.
Salvatore Emma, Jr., President and CEO, commented, “Derek is well deserved of this promotion to Chief Financial Officer. Since joining the Company, he has created value by strengthening the sophistication of our financial reporting, enforcing cost discipline and improving margin potential. Importantly, he has also provided us greater predictability in our budgeting and forecasting processes. I believe his efforts are clearly demonstrated in our improved financial performance.”
Mr. Welch brought significant financial and accounting experience in the medical industry when he joined the Company. He previously served as the Assistant Corporate Controller for
Alere, Inc., a provider of point-of-care diagnostic and monitoring devices, and as the Assistant Controller of the medical services division of Fresenius Medical Care, a provider of kidney dialysis services. Previous to that, he was Senior Accounting Manager at Cytyc Corporation, a developer, manufacturer and supplier of diagnostic products, medical imaging systems and surgical products. He also served as a Division Controller for Hannaford Supermarkets.
Mr. Welch is a certified public accountant and earned his Bachelor’s Degree in Business Administration, with a concentration in accounting, from the University of New Hampshire.
About Arrhythmia Research Technology, Inc.
Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., manufactures components, devices and equipment for medical, military, law enforcement, industrial and automotive applications. The Company's orthopedic implant machining operation produces quick-turn, high volume and patient-specific, finished orthopedic implants. The Company has custom thermoplastic injection molding capabilities as well, and provides a full array of design, engineering and production services and management. The Company’s strategy for growth is to capitalize on its engineering expertise to develop proprietary products with its customers that rely on Micron’s extensive manufacturing capabilities for production. The Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.
The Company routinely posts news and other important information on its websites: http://www.arthrt.com and http://www.micronproducts.com.

-MORE-

Arrhythmia Research Technology, Inc. Appoints Derek T. Welch as Chief Financial Officer
January 12, 2015

Safe Harbor Statement
Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to forecast future prospects, to retain customers who represent significant proportions of revenue; our ability to maintain our pricing model and/or decrease our cost of sales; our ability to increase sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; a stable interest rate market and/or a stable currency rate environment in the world, and specifically the countries where we are doing business; amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources and our ability to offset higher costs with price increases. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission.

For more information on Micron Products, Inc. or Arrhythmia Research Technology, Inc. contact:
Investor and Media Contact: Deborah K. Pawlowski Kei Advisors LLC 716.843.3908 dpawlowski@keiadvisors.com	Company Contact: Derek T. Welch Chief Financial Officer 978.345.5000